PURCHASE AND SALE AGREEMENT

BY AND BETWEEN

LBA RIV-COMPANY XXX, LLC,
a Delaware limited liability company

AS SELLER

AND

ALIGN TECHNOLOGY, INC.,
a Delaware corporation

AS PURCHASER

FOR

2820 Orchard Parkway and 75 West Plumeria Drive
San Jose, California

Dated as of December 19, 2016

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PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made as of the 19th day of December, 2016 (the “Effective Date”), by and between LBA RIV-COMPANY XXX, LLC, a Delaware limited liability company (“Seller”), having an office at 3347 Michelson Drive, Suite 200, Irvine, California 92612, and ALIGN TECHNOLOGY, INC., a Delaware corporation (“Purchaser”), having an office at 2560 Orchard Parkway, San Jose, California 95131.
ARTICLE 1

PURCHASE AND SALE
1.1        Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase the following:
(a)        those certain tracts or parcels of land situated in Santa Clara County, California, more particularly described on Exhibit A attached hereto and made a part hereof, together with all and singular the rights and appurtenances pertaining to such property, including all rights, permits, approvals, licenses, entitlements, tenements, hereditaments, easements, interests, minerals and mineral rights, water and water rights, utility capacity and appurtenances in any way belonging or appertaining to such land, and all right, title and interest of Seller in and to adjacent streets, alleys, rights-of-way, curbs, curb cuts, sidewalks, landscaping, signage, sewers and public ways (the property described in clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);
(b)        the buildings, structures, fixtures and other improvements on the Land, including specifically, without limitation, those certain office/research and development buildings located thereon having the street addresses of 2820 Orchard Parkway and 75 West Plumeria Drive, San Jose, California (the property described in clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements”);
(c)        all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements as of the Effective Date, including specifically, without limitation, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used in connection with the operation of the Land and the Improvements, including, without limitation, the items described on Exhibit B attached hereto and made a part hereof (the property described in clause (c) of this Section 1.1 being herein referred to collectively as the “Personal Property”);
(d)        all of Seller’s right, title and interest in, under and to (i) all assignable contracts and agreements (collectively, the “Operating Agreements”) listed and described on Exhibit C (the “Operating Agreements Schedule”) attached hereto and made a part hereof, relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property, including specifically, without limitation, all assignable equipment leases, if any (it being understood that any and all existing service contracts which are pursuant to a master contract which includes the Property and other real properties owned by Seller’s affiliates (y) shall be terminated with respect to the Property at Closing and (z) shall not be assigned to or assumed by Purchaser), provided, however, that Purchaser shall have the right to identify during the Inspection Period (as hereinafter defined) any such Operating Agreements that Purchaser elects not to be assigned to Purchaser at Closing (the “Excluded Operating Agreements”), in which event Seller shall terminate all such Excluded Operating Agreements with respect to the Property at Closing, and such Excluded Operating Agreements shall not be assigned to Purchaser; (ii) all assignable existing warranties and guaranties (expressed or implied) issued to and/or enforceable by Seller in connection with the Improvements or the Personal Property (including, without limitation, all contractor, builder, subcontractor and vendor/supplier warranties and guarantees), in connection with the Improvements or the Personal Property, and all indemnities and bonds relating to any portion of

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the Property; and (iii) to the extent assignable, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any governmental authority in connection with the Land and/or the Improvements, together with all renewals and modifications thereof; (iv) rights to all plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, development, installation and alteration of the Improvements; and (v) all other rights and privileges associated with the Land, the Improvements, the Personal Property and the other items described in this paragraph (the property described in this Section 1.1(d) being sometimes herein referred to collectively as the “Intangibles”).
1.2        Property Defined. The Land, the Improvements, the Personal Property and the Intangibles are hereinafter sometimes referred to collectively as the “Property.”
1.3        Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II hereof (herein referred to collectively as the “Permitted Exceptions”).
1.4        Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of FORTY-FOUR MILLION ONE HUNDRED THOUSAND DOLLARS ($44,100,000), subject to adjustment between the parties as set forth in Section 3.2 hereof (the “Purchase Price”).
1.5        Payment of Purchase Price. The Purchase Price, as adjusted pursuant to Section 3.2 and as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Title Company (as defined in Section 1.6 below) in writing to Purchaser prior to the Closing.
1.6        Earnest Money. Simultaneously with the execution and delivery of this Agreement, Purchaser is depositing with First American Title Insurance Company (the “Title Company”), having its office at 1737 N. First Street, Suite 500, San Jose, California 95112, Attention: Ms. Darlene Ferrill, the sum of One Million Dollars ($1,000,000) (the “First Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer. If Purchaser does not exercise (or is not deemed to have exercised) the right to terminate this Agreement in accordance with Section 2.3 or Section 3.3 hereof, Purchaser shall, on or before the first (1st) business day after Purchaser’s delivery of the Approval Notice (as such term is defined in Section 3.3 hereof), deposit with the Title Company the additional sum of Five Hundred Thousand Dollars ($500,000) (the “Second Deposit”) in good funds, either by certified bank or cashier’s check or by federal wire transfer as an additional deposit under this Agreement. The Title Company shall hold the First Deposit and the Second Deposit in an interest-bearing account in accordance with the terms and conditions hereof and any supplementary instructions executed by the parties pursuant to the provisions of Section 1.8 hereof. The First Deposit and the Second Deposit, together with all interest earned on such sums, are herein referred to collectively as the “Earnest Money.” All interest accruing on such sums shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement. Upon Purchaser’s delivery of the Approval Notice, the Earnest Money shall be non-refundable to Purchaser unless this Agreement terminates for any reason other than Purchaser’s default. If Purchaser fails to deliver the Second Deposit to Title Company within the time period specified above, Seller may, at its option, deliver written notice to Purchaser and Title Company of Seller’s intention to terminate this Agreement if Purchaser does not so deliver the Second Deposit to Title Company within one (1) business day of Purchaser’s receipt of such notice. If Purchaser fails to deliver the Second Deposit to Title Company within such one (1) business day period, then such failure shall be considered a default by Purchaser hereunder and Seller shall have the right to terminate this Agreement by giving Purchaser and Title Company written notice of such termination, and, in such event, Title Company shall deliver the First Deposit to Seller promptly thereafter and neither party shall have any further rights, obligations or liabilities hereunder except to the extent that any right,

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obligation or liability set forth herein expressly survives termination of this Agreement. Time is of the essence for the delivery of Earnest Money under this Agreement.
1.7         Independent Consideration. Notwithstanding anything herein to the contrary, One Hundred and No/100 Dollars ($100.00) of the Earnest Money is non-refundable to Purchaser under any circumstances, shall not be applied towards the Purchase Price, shall be disbursed to Seller upon the Closing or any termination of this Agreement, shall be deemed fully earned by Seller upon the deposit thereof and shall be independent of any other consideration provided hereunder.
1.8        Delivery to Title Company. Upon mutual execution of this Agreement, the parties hereto shall deposit an executed copy of this Agreement with Title Company and this Agreement shall (along with such supplementary instructions not inconsistent herewith as either party hereto may deliver to Title Company) serve as escrow instructions to Title Company for the consummation of the purchase and sale contemplated hereby. Seller and Purchaser agree to execute such additional escrow instructions as Title Company may reasonably require and which are not inconsistent with the provisions hereof; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.
ARTICLE II
TITLE AND SURVEY
2.1        Title Examination; Commitment for Title Insurance. Purchaser shall obtain from the Title Company an ALTA title insurance report (the “Title Commitment”) covering the Property. Purchaser shall have until the date (the “Title Exam Deadline”) which is the last day of the Inspection Period to review the Title Commitment.
2.2        Survey. Seller has delivered or shall deliver to Purchaser and the Title Company, Seller’s existing ALTA survey of the Property. Purchaser may, at its sole cost and expense, update and recertify such survey or obtain a new survey of the Property. Any such updated or new survey obtained by Purchaser is referred to herein as the “Survey”.
2.3        Title Objections; Cure of Title Objections. Purchaser shall have until the Title Exam Deadline to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey. Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not object prior to the Title Exam Deadline shall be deemed a Permitted Exception; provided, however, that Purchaser hereby objects to all liens evidencing monetary encumbrances arising from acts or omissions of Seller or its affiliates (including, without limitation, mechanics’ and materialmen’s liens) and any indebtedness encumbering the Property (including, without limitation, mortgages and deeds of trust) which Seller has obtained or assumed or to which Seller has permitted the Property to be subject (other than liens for ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing) (collectively, “Monetary Encumbrances”); notwithstanding anything to the contrary in this Agreement, Monetary Encumbrances shall not be Permitted Exceptions and Seller agrees to cause all such Monetary Encumbrances to be eliminated at Seller's sole cost (including all prepayment penalties and charges) prior to the Closing Date. In the event Purchaser shall notify Seller of objections to title or to matters shown on the Survey prior to the Title Exam Deadline, Seller shall have the right, but not the obligation (subject to the foregoing), to cure such objections. Within three (3) business days after receipt of Purchaser’s notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections. If such three (3) business day period extends beyond the expiration of the Inspection Period, the Inspection Period with respect to Purchaser’s approval of title and survey matters shall be extended until the first business day following the expiration of such three (3) business day period, but the date of Closing shall not be so extended. Seller’s failure to respond within said three (3) business day period shall be deemed to be Seller’s election not to cure any such objections. If Seller elects to attempt

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to cure, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.3 hereof, Seller shall have until the date of Closing to attempt to remove, satisfy or cure the same in a manner reasonably satisfactory to Purchaser and for this purpose Seller shall be entitled to a reasonable adjournment of the Closing if additional time is reasonably required, but in no event shall the adjournment exceed thirty (30) days after the date for Closing set forth in Section 4.1 hereof. If Seller elects not to cure any objections specified in Purchaser’s notice, or if Seller is unable despite Seller’s reasonable efforts and diligence to effect a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (i) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure, and without reduction of the Purchase Price; or (ii) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies Purchaser that Seller does not intend to attempt to cure any title objection; or if, having commenced attempts to cure any objection, Seller later notifies Purchaser that Seller will be unable despite Seller’s reasonable efforts and diligence to effect a cure thereof; Purchaser shall, within three (3) business days after such notice has been given, notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (i) or to terminate this Agreement under clause (ii). Purchaser’s failure to respond within said three (3) business day period shall be deemed to be Purchaser’s election to terminate this Agreement under clause (ii) above.
2.4        Conveyance of Title. Upon Purchaser’s approval of the condition of title to the Property as set forth in Section 2.3 above, at such time Purchaser shall also deliver to Seller a copy of Purchaser’s proforma policy of title insurance with respect to the Property, including all endorsements included therewith (collectively, the “Proforma Policy”). At Closing, Seller shall convey and transfer to Purchaser fee simple title to the Property free and clear of all liens, claims and encumbrances other than the Permitted Exceptions approved by Purchaser and in such manner as will enable the Title Company to issue to Purchaser an ALTA/extended coverage Owner’s Policy of Title Insurance covering the Property in the full amount of the Purchase Price, and in the form of the Proforma Policy, and together with any additional endorsements required by Purchaser in connection with the REA, if applicable (the “Title Policy”); provided, however, that Purchaser may only require the Title Policy to be issued as an ALTA/extended coverage Policy of Title Insurance if Purchaser provides the Title Company with any required updated, recertified or new Survey. The Property shall, however, be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:
(a)        the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the date of Closing, subject to adjustment as herein provided;
(b)    liens, encumbrances or other items created by Purchaser or its agents; and
(c)    items appearing in the Title Commitment or shown on the Survey and, in either case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with Sections 2.3 or 2.5 hereof.
2.5        Pre-Closing “Gap” Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may notify Seller in writing of any objections to title exceptions (“New Exceptions”) first raised by the Title Company between (a) the date of Purchaser’s Approval Notice, and (b) the date on which the transaction contemplated herein is scheduled to close so long as Purchaser provides such written notice within five (5) business days after Purchaser obtains actual knowledge of such title matter, and in no event shall Purchaser have the right to object to any title matters approved or caused by Purchaser. With respect to any objections to title set forth in such notice, Seller shall have the same option to cure and Purchaser shall have the same option to accept title subject to such matters or to terminate this Agreement as those

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which apply to any notice of objections made by Purchaser before the expiration of the Inspection Period. If Seller elects to attempt to cure any such matters, the date for Closing shall be automatically extended by a reasonable additional time to effect such a cure, but in no event shall the extension exceed thirty (30) days after the date for Closing set forth in Section 4.1 hereof. Notwithstanding the foregoing, Seller shall in any event cure (prior to the scheduled date of Closing, at Seller’s sole cost, and in a manner reasonably satisfactory to Purchaser) any New Exceptions that constitute monetary encumbrances or any exceptions caused or created by Seller in violation of this Agreement.
2.6        Reciprocal Easement Agreement. The parties acknowledge that the current operation of the Property includes the use of various shared drive aisles, driveways, access points for pedestrian and vehicular ingress and egress, sidewalks, landscaped areas and pedestrian walkways between (i) the Property, (ii) that certain other property also owned by Seller that is easterly adjacent to the Property having an address of 3 West Plumeria Drive and 2825 North First Street (the “Adjacent Seller Property”), and (iii) certain other property that is northwesterly adjacent to the Property and is owned by an unaffiliated third party owner (the “2904 Orchard Owner”), having an address of 2904 Orchard Parkway (the “2904 Orchard Property”). So that the Property, the Adjacent Seller Property and the 2904 Orchard Property can continue to have the improvements and facilities described above used in a shared manner as they are currently being used, Seller and Purchaser agree to contact and engage the 2904 Orchard Owner with the intent of having all three parties enter into a mutually agreeable form of Reciprocal Easement Agreement or similar document (the “REA”) to, among other things, provide for shared access to and use of the facilities and improvements described above (and to potentially include the use of shared parking spaces in such REA) and to set forth each owner’s respective maintenance and financial obligations with respect to such shared facilities and improvements. Seller and Purchaser agree to cooperate reasonably and use good faith efforts to enter into the REA prior to the Closing Date, provided that entering into the REA shall not be a condition precedent to Closing for either party hereto and no failure of Seller and Purchaser to agree upon the REA shall constitute a breach of or default under this Agreement. If the REA is agreed upon and executed prior to the Closing Date, the REA shall be recorded at Closing immediately after the recordation of the Deed (as defined below). Notwithstanding the foregoing, if the parties are unable to enter into the REA prior to the Closing, Seller and Purchaser agree to continue to cooperate reasonably and use good faith efforts to enter into the REA as soon as reasonably possible after the Closing. Seller and Purchaser further agree, in the event they are unable to obtain the cooperation or agreement of the 2904 Orchard Owner to enter into a mutually agreeable form of the REA after the Closing, that Seller and Purchaser may enter into an REA mutually acceptable to Seller and Purchaser covering only the Property and the Adjacent Seller Property. The provisions of this Section 2.6 shall survive the Closing.
ARTICLE III
INSPECTION PERIOD
3.1        Delivery of Property Documents. On or before the Effective Date, Seller shall deliver or make reasonably available to Purchaser true, correct and complete copies of any and all documents, data, reports and other tangible items regarding or related to the Property in Seller’s possession or reasonably available to Seller, including, without limitation, any and all documents, materials, reports, correspondence, insurance claims, materials and correspondence which pertain to the ownership, operation, management or physical or legal condition of the Property (collectively, the “Property Documents”), but excluding Seller’s internal memoranda, financial projections, budgets, appraisals, accounting and income tax records and similar proprietary or confidential information.
3.2        Right of Inspection; Inspection Period. During the period beginning upon the Effective Date and ending at 5:00 p.m. (local time at the Property) on Friday, January 6, 2017 (hereinafter referred to as the “Inspection Period”), Purchaser shall have the right to conduct such investigations, inspections and studies regarding the Property as Purchaser may elect (subject to the terms and provisions of this Agreement), and to make such inquiries as Purchaser desires regarding any aspect of the Property (subject to the terms and provisions of this Agreement), including, without limitation, to determine whether the Property complies with applicable laws and whether there will

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be available to the Property all access, utilities and other appurtenances required by Purchaser for its use and operation of the Property, and the right to make physical inspections of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or its property manager in connection with the Property, including, without limitation, any documents or materials contained or referenced in the Property Documents. Purchaser understands and agrees that any on-site inspections of the Property shall be conducted upon at least twenty-four (24) hours’ prior written notice (which may be given by electronic mail) to Seller and in the presence of Seller or its representative (provided that Seller timely makes such a representative available). Such physical inspection shall not unreasonably interfere with the use of the Property by Seller nor shall Purchaser’s inspection damage the Property in any material respect. Such physical inspection shall not be invasive in any material respect (unless Purchaser obtains Seller’s prior written consent, which may be withheld in Seller’s sole discretion), with the understanding that any Phase II environmental site assessment shall be considered materially invasive, and in any event shall be conducted in accordance with commercially reasonable standards customarily employed in the industry and in compliance with all governmental laws, rules and regulations. Following each entry by Purchaser with respect to physical inspections and/or tests on the Property, Purchaser shall restore the Property to a condition which is as near as reasonably possible to its original condition as existed prior to any such inspections and/or tests. Seller shall cooperate with Purchaser in its due diligence but shall not be obligated to incur any liability or expense in connection therewith (provided that Seller shall be responsible for the costs of Seller, its agents, contractors and representatives in connection with Purchaser’s due diligence). Purchaser shall not unreasonably disrupt Seller’s activities on the Property. Purchaser agrees to indemnify against and hold Seller harmless from any claim for liabilities, costs, expenses (including, without limitation, reasonable attorneys’ fees actually incurred) damages or injuries arising out of or resulting from the physical inspection of the Property by Purchaser or its agents, and notwithstanding anything to the contrary in this Agreement, such obligation to indemnify and hold harmless Seller shall survive Closing or any termination of this Agreement; provided, that, Purchaser’s indemnity hereunder shall not include any losses, costs, damages, injuries or expenses resulting from the acts or omissions of Seller or Seller’s property manager or their respective agents, contractors or representatives, or the mere discovery of any information potentially having a negative impact on the Property, including, without limitation, any pre-existing condition of the Property which is not unreasonably exacerbated as a result of such inspection. Purchaser hereby assumes full responsibility for any inspections conducted by Purchaser for the presence of hazardous substances on the Property and, except as otherwise expressly provided in this Agreement, irrevocably waives any claim against Seller arising from the presence of hazardous substances on the Property. All physical inspections shall occur at reasonable times agreed upon by Seller and Purchaser. Prior to Purchaser entering the Property to conduct the inspections and/or tests described above, Purchaser shall obtain and maintain, at Purchaser’s sole cost and expense, and shall deliver to Seller evidence of, the following insurance coverage, and shall cause each of its agents and contractors to obtain and maintain, and, upon request of Seller, shall deliver to Seller evidence of, the following insurance coverage: general liability insurance, from a reputable insurer in the amount of Two Million and No/100 Dollars ($2,000,000.00) combined single limit for personal injury and property damage per occurrence, such policy to name Seller as an additional insured party, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with such inspections and/or tests
3.3        Right of Termination. In the event Purchaser determines (such determination to be made in Purchaser’s sole discretion) to purchase the Property, Purchaser shall give Seller written notice (the “Approval Notice”) prior to the expiration of the Inspection Period that Purchaser intends to proceed with its purchase of the Property. If Purchaser gives such Approval Notice within the Inspection Period, then Purchaser shall no longer have any right to terminate this Agreement under this Section 3.3 and (subject to the other terms and conditions of this Agreement) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement. If, however, Purchaser fails to give Seller the Approval Notice within the Inspection Period, or if Purchaser gives Seller written notice within the Inspection Period of Purchaser’s election to terminate this

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Agreement (which Purchaser may elect for any reason or for no reason), then this Agreement shall terminate, the Earnest Money shall be returned to Purchaser, and neither party shall have any further rights or obligations hereunder. Time is of the essence with respect to the provisions of this Section 3.3.
ARTICLE IV

CLOSING
4.1        Time and Place. The parties shall conduct an escrow closing (the “Closing”) on January 26, 2017 or such later date as the same may be extended to pursuant to Section 2.3 or 2.5 hereof (the “Closing Date”). In the event the Closing does not occur on or before the Closing Date, the Title Company shall, unless it is notified by both Seller and Purchaser to the contrary within three (3) days after the Closing Date, return to the depositor thereof items other than the Earnest Money which were deposited thereunder; any such return shall not, however, relieve either party of any liability it may have for its wrongful failure to close. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 hereof and Section 4.3 hereof, the performance of which obligations shall be concurrent conditions.
4.2        Seller’s Obligations at Closing. Not less than one (1) business day prior to Closing, Seller shall deliver to the Title Company (all documents described in this Section 4.2 being referred to collectively as the “Seller Closing Documents”):
(a)        a duly executed grant deed in the form of Exhibit D attached hereto (the “Deed”), conveying the Land and Improvements, subject only to the Permitted Exceptions;
(b)        if so agreed to between Seller, Purchaser and the 2904 Orchard Owner prior to the Closing, a duly executed and acknowledged REA;
(c)        four (4) duly executed counterparts of a bill of sale in the form of Exhibit E attached hereto;
(d)        four (4) duly executed counterparts of an assignment and assumption agreement as to the Operating Agreements (other than the Excluded Operating Agreements) and other Intangibles in the form of Exhibit G attached hereto; provided that, in the event any assignable warranty or guaranty requires the consent or action of a third party, Seller shall use reasonable efforts to obtain such consent or other action as soon as practical after the Closing in accordance with Section 10.12 hereof;
(e)        four (4) originals of a certificate, dated as of the date of Closing and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in Section 5.1 and 7.3 of this Agreement are true and correct in all material respects as of the date of Closing or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (i) occurs between the Effective Date and the date of Closing and (ii) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of a change which is not permitted hereunder or is beyond the reasonable control of Seller to prevent shall constitute the non-fulfillment of the condition set forth in Section 4.7(b) hereof. Notwithstanding anything herein to the contrary, the certificate required pursuant to this Section 4.2(e) shall survive only for the survival period set forth in Section 5.3 hereof, and any liability of Seller pursuant to such certificate shall be made expressly subject to such survival period and to the other provisions of Section 5.3 hereof, including, without limitation, the Cap (as such term is defined in Section 5.3 hereof);

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(f)        such evidence as Purchaser’s counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;
(g)        four (4) duly executed counterparts of an affidavit by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act in the form of Exhibit H attached hereto, and four (4) duly executed originals of a California Form 593-C;
(h)        to the extent not previously delivered to Purchaser, the original Operating Agreements that are assigned to Purchaser and warranties, guarantees, licenses, permits and all other materials representing Intangibles, if any, in the possession of Seller or Seller’s agents, together with all keys and access codes to the Property properly identified and such property files and records which are material in connection with the continued operation and maintenance of the Property;
(i)        such owner’s declarations, indemnity agreements, and other documents as may reasonably be required for the Title Company to issue the Title Policy in favor of Purchaser;
(j)        pay off statements reasonably acceptable to Title Company regarding any liens to be satisfied at Closing from proceeds of this sale and such other documents and instruments (including, without limitation, requests for reconveyance or substitutions of trustee and reconveyances of deeds of trust) as Title Company may require as a condition to insuring Purchaser’s title to the Property free and clear of such liens;
(k)    immediately available funds, by Federal Reserve wire transfer, in such additional amounts as may be necessary to pay off and release all liens and encumbrances against the Property that are not Permitted Exceptions and to pay the other costs to be paid by Seller at Closing;
(l)    an executed counterpart of a closing statement reasonably agreed upon by Seller and Purchaser setting forth the Purchase Price and allocating all prorations, costs and expenses of the Closing pursuant to Sections 4.5 and 4.6 below (the “Closing Statement”); and
(m)        such additional documents as shall be reasonably required to consummate the transaction expressly contemplated by this Agreement.
At the Closing, Seller shall deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions, but vacant and free of tenants or rights of any person or entity to possess or occupy any of the Property.
4.3        Purchaser’s Obligations at Closing. Not later than one (1) business day prior to Closing, Purchaser shall deliver to Title Company:
(a)        the balance of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, in immediately available wire transferred funds pursuant to Section 1.5 hereof, it being agreed that at Closing the Earnest Money shall be delivered to Seller and applied towards payment of the Purchase Price;
(b)        four (4) duly executed counterparts of the instruments described in Sections 4.2(c) and 4.2(d) hereof and, if so agreed to between Seller, Purchaser and the 2904 Orchard Owner prior to the Closing, a duly executed and acknowledged REA;
(c)        such evidence as Seller’s counsel and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;

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(d)        an executed counterpart of the Closing Statement; and
(e)        such additional documents as shall be reasonably required to consummate the transaction contemplated by this Agreement.
4.4        Title Company’s Obligations at Closing. At Closing, Title Company shall:
(a)        at such time as Title Company holds and is irrevocably obligated to deliver the Purchase Price to Seller and to issue the Title Policy to Purchaser, first record the Deed and, if applicable, then record the REA in the Official Records of Santa Clara County, California;
(b)        deliver to Seller the Purchase Price (as adjusted by prorations, costs and expenses in accordance with the Closing Statement) by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Title Company prior to the Closing;
(c)        deliver to Seller and Purchaser two (2) fully-executed counterparts of the instruments described in Sections 4.2(b), 4.2(c), 4.2(d), 4.2(e), 4.2(g) and 4.2(l) hereof;
(d)        deliver to Seller and Purchaser settlement statements prepared by Title Company and approved by Seller and Purchaser not less than two (2) business days prior to the Closing; and
(e)        issue and deliver to Purchaser the Title Policy within two (2) business days after the Closing Date and deliver and the items described in Section 4.2(h) hereof.
4.5        Credits and Prorations.
(a)        The following shall be apportioned with respect to the Property as of 12:01 a.m., on the day of Closing, as if Purchaser were vested with title to the Property during the entire day upon which Closing occurs:
(i)        taxes (including personal property taxes on the Personal Property) and assessments levied against the Property;
(ii)        payments under those Operating Agreements that are assigned to Purchaser;
(iii)        gas, electricity and other utility charges shall be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing (provided that Seller shall use reasonable efforts to cause all such meters to be read on the day immediately preceding the Closing Date); and
(iv)        any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the area in which the Property is located.
(b)        Notwithstanding anything contained in the foregoing provisions:
(i)        At Closing, Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property and which are assigned to Purchaser, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits.

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(ii)        Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount apportioned at Closing, the parties shall make all necessary adjustments by appropriate payments between themselves following Closing.
(iii)        As to gas, electricity and other utility charges referred to in Section 4.5(a)(iii) hereof, Seller may on notice to Purchaser elect to pay one or more of all of said items accrued to the date herein above fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing.
(iv)        Purchaser shall pay to Seller the amount of any and all sales or similar taxes payable in connection with the Personal Property and Purchaser shall execute and deliver any tax returns required of it in connection therewith, said obligations of Purchaser to survive Closing.
(c)        In the event that a post-closing true‑up is necessary, Purchaser shall work diligently with Seller to finalize the prorations as soon as possible, but in no event later than ninety (90) days after the close of the calendar year.
(d)        Tax Protest. If, as a result of any tax protest or otherwise, any refund is paid or reduction of any real property or other tax or assessment is made available relating to the Property with respect to any period for which, under the terms of this Agreement, Seller is responsible, Seller shall be entitled to receive or retain such refund or the benefit of such reduction, less the equitable prorated costs of collection.
(e)    The provisions of this Section 4.5 shall survive Closing.
4.6        Closing Costs. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the CLTA portion of the premium for the Title Policy; (c) any transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property; (d) one-half (½) of any escrow fee which may be charged by Title Company; and (e) any fees or charges to terminate the Excluded Operating Agreements. Purchaser shall pay (v) the fees of any counsel representing Purchaser in connection with this transaction; (w) the premium for the ALTA portion of the Title Policy and the costs of any endorsements thereto; (x) the cost of any updated, recertified or new Survey; (y) the fees for recording the Deed and, if applicable, the REA; and (z) one-half (½) of any escrow fees charged by Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same.
4.7        Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:
(a)        Seller shall have delivered to Purchaser or Title Company all of the items required to be delivered to Purchaser or Title Company, respectively, pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2 hereof.

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(b)        All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date of Closing.
(c)        Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing.
(d)        Purchaser shall have obtained an irrevocable commitment from Title Company that it will issue the Title Policy to Purchaser promptly after the Closing.
(e)        Except for any loss or damage to the Property by casualty or condemnation (which shall be governed by Article VII of this Agreement), there shall not have occurred any circumstance, condition, event, change or occurrence, individually or in the aggregate, that has had or could reasonably be expected to have a material adverse effect on the condition, use or operation of (or the ability to use or operate) the Property from the condition, use or operation of (or the ability to use or operate) the Property existing as of the date of Purchaser’s Approval Notice. Notwithstanding any provision of this Section 4.7(e) to the contrary, any change in general economic, financial or political conditions (including changes in interest rates and changes in economic or financial conditions specifically affecting the real estate industry) shall not constitute an occurrence having a “material adverse effect” on the Property for purposes of this Section 4.7(e).
In the event that Purchaser elects to terminate this Agreement based solely on its rights under Section 4.7(e) above, the parties agree that, notwithstanding anything contained in this Agreement to the contrary, One Hundred Thousand Dollars ($100,000) of the Earnest Money that would otherwise be returned to Purchaser upon such termination shall instead be paid directly to Seller by Title Company, in consideration for Seller’s agreement to include said Section 4.7(e) in this Agreement.
In the event that any of the foregoing conditions is not satisfied by Closing, Purchaser shall have the right, at its option, to terminate this Agreement by written notice to Seller, in which event Title Company shall immediately refund the Earnest Money to Purchaser. Purchaser may waive any of the foregoing conditions, but only in a writing duly executed by Purchaser. No waiver of any such conditions or termination of the Agreement by Purchaser shall waive or otherwise affect any of Purchaser’s rights or remedies upon a default by Seller, unless Purchaser has specifically and expressly waived such default.
4.8        Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:
(a)        Purchaser shall have deposited with Title Company, as provided in Section 4.3(a), the balance of the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement.
(b)        Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3 hereof.
(c)        All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing.
(d)        Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

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ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1        Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:
(a)        Organization and Authority. Seller has been duly organized and is validly existing and in good standing under the laws of Delaware and is duly qualified to transact business in California. Seller has the full right, power and authority to enter into this Agreement and, all of the other documents referred to herein and to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The person signing this Agreement on behalf of Seller is authorized to do so. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with the entering into this Agreement and the instruments referenced herein and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or other party is required.
(b)        Pending Actions. Seller has not received written notice of, and to Seller’s knowledge there does not exist, any action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending or threatened against Seller, third parties or the Property or the transaction contemplated by this Agreement, which, if adversely determined, could individually or in the aggregate have a material adverse effect on the Property or any portion thereof or the continued operation thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.
(c)        Parties in Possession; Options. Seller is not a party to any current leases, licenses or other occupancy agreements with respect to the Property. No person or entity other than Seller is in possession or occupancy of, or has the right to possess or occupy, any of the Property. No person or entity has any option or right to purchase or lease any of the Property.
(d)        Condemnation. Seller has not received written notice of, and to Seller’s knowledge there do not exist, any pending condemnation or similar proceedings relating to any of the Property, and, to Seller’s knowledge, no such proceedings have been threatened.
(e)        OFAC. Seller represents and warrants that (a) Seller and, to Seller’s actual knowledge, each person or entity owning an interest in Seller is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (iii) not an Embargoed Person (as hereinafter defined), (b) to Seller’s actual knowledge, none of the funds or other assets owned by Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and (c) to Seller’s actual knowledge, no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly). The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.
(f)        Governmental Regulations. Seller has not received written notice of any violations of any laws, ordinances, rules, requirements, covenants, conditions, restrictions and regulations (“Laws”) relating to

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the Property, and, to Seller’s knowledge, there do not exist any such violations that could individually or in the aggregate reasonably be expected to have a material adverse effect on the Property or any portion thereof or the continued operation thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.
(g)        Operating Agreements. There are currently in existence no service, operating or management agreements or arrangements with respect to the Property, except as described in the Operating Agreements Schedule. All of the Operating Agreements are currently in full force and effect.
(h)        Environmental. Seller has delivered, or shall deliver pursuant to this Agreement, to Purchaser all reports and environmental assessments of the Property in Seller’s possession. Seller has not received written notice of any violation of any environmental Laws with respect to the Property that have not been fully cured as of the date hereof. To Seller’s knowledge, there do not exist any violations of any environmental Laws with respect to the Property resulting from events occurring on the Property during Seller’s period of ownership thereof that could individually or in the aggregate reasonably be expected to have a material adverse effect on the Property or any portion thereof or the continued operation thereof or which could in any material way interfere with the consummation by Seller of the transaction contemplated by this Agreement.
5.2        Knowledge Defined. References to the “knowledge” of Seller shall refer only to the actual knowledge of the Designated Employees (as hereinafter defined) of LBA Realty LLC, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon any such Designated Employee any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employees” shall refer to the following persons: Thomas Motherway and Don Shaver, both Principals of LBA Realty. Seller warrants and represents to Purchaser that Thomas Motherway and Don Shaver are knowledgeable regarding the Property and are individuals in Seller’s organization who are well-positioned to have actual knowledge regarding the accuracy of Seller’s representations and warranties which are qualified by use of the phrase “to Seller’s knowledge” or the “knowledge” of Seller or words of similar import.
5.3        Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 and 7.3 hereof and as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(e) hereof, shall survive Closing for a period of one (1) year. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Purchaser prior to Closing (it being agreed that information that is set forth in due diligence materials provided to Purchaser by Seller shall be deemed “known” to Purchaser), (b) unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand and No/100 Dollars ($50,000), in which event the full amount of such claims shall be actionable, and (c) unless written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said one (1) year period and an action shall have been commenced by Purchaser against Seller within sixty (60) days after the termination of the survival period provided for above in this Section 5.3. As used herein, the term “Cap” shall mean the total aggregate amount of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00). In no event shall Seller’s aggregate liability to Purchaser for breach of any representation or warranty of Seller in this Agreement or the certificate to be delivered by Seller at Closing pursuant to Section 4.2(e) hereof exceed the amount of the Cap. For at least one (1) year after the Closing, Seller shall maintain a tangible net worth of not less than One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00), which obligation shall survive the Closing.
5.4        Covenants of Seller. Seller hereby covenants with Purchaser as follows:

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(a)        From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall, at Seller’s sole cost, (i) operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof so that the Property will be in substantially the same condition on the Closing Date as on the Effective Date, (ii) keep all existing insurance policies affecting the Property in full force and effect, (iii) comply with all Laws, ordinances or regulations applicable to the Property, (iv) keep Purchaser timely advised of any material change affecting the Property and any repair or improvement required to keep the Property in such condition as aforesaid, which shall only include newly contracted work and shall not include normal repair work conducted by Seller in connection with its regular maintenance and repair practices, (v) within two (2) business days after Seller becomes aware thereof, give Purchaser written notice of any event, condition or change which would make any of Seller’s representations or warranties under this Agreement untrue, inaccurate or incomplete as of any date after the Effective Date, and (vi) comply with all of the terms, conditions and provisions of all liens, mortgages, agreements, insurance policies and other contractual arrangements relating to the Property that could bind or otherwise affect the Property or the owner thereof after the Closing, make all payments due thereunder, and suffer no default or violation thereof. In addition, Seller shall terminate any management agreement with respect to the Property effective as of the Closing Date and pay any and all costs and expenses of termination thereof.
(b)        From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall not (i) make or permit to be made any material changes or alterations to any part of the Property; (ii) enter into any agreement materially affecting any part of the Property and that will remain in effect after the Closing or extend or modify any such existing agreement; (iii) lease any of the Property or grant any person or entity the right to use or occupy any of the Property, (iv) grant or otherwise create or consent to the creation of any easement, covenant, restriction, assessment, encumbrance, or lien affecting any of the Property; (v) convey any of the Property or grant any rights, options, or interests therein; or (vi) cause or permit any liens, mortgages, deeds of trust, or other encumbrances to be placed against, or to affect any part of the Property or title to the Property.
5.5        Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:
(a)        ERISA. Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA.
(b)        Organization and Authority. Purchaser has been duly organized and is validly existing and in good standing under the laws of Delaware and is qualified to conduct business in the state of California. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing will have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.
(c)        Pending Actions. Purchaser has not received written notice of, and to Purchaser’s actual knowledge there does not exist, any action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, could individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.
(d)        OFAC. Purchaser is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the OFAC and/or on any other similar List, (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States,

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and (iii) not an “Embargoed Person,” and, to Purchaser’s actual knowledge, none of the funds or other assets owned by Purchaser constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person.
5.6        Survival of Purchaser’s Representations and Warranties. The representation and warranties of Purchaser set forth in Section 5.5 hereof shall survive Closing for a period of one (1) year.
ARTICLE VI

DEFAULT
6.1        Default by Purchaser. IF THE SALE OF THE PROPERTY IS NOT CONSUMMATED DUE SOLELY TO ANY DEFAULT BY PURCHASER HEREUNDER, THEN AS SELLER’S SOLE AND EXCLUSIVE REMEDY FOR SUCH DEFAULT SELLER SHALL RETAIN THE EARNEST MONEY AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO PURCHASER’S DEFAULT HEREUNDER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT PURCHASER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS HEREOF OR PURCHASER’S OBLIGATIONS UNDER SECTION 10.24 HEREOF.
SELLER: /S/ Steven R. Layton     PURCHASER:     /S/ Roger E. George
6.2        Default by Seller. If the sale of the Property is not consummated due solely to any default by Seller hereunder, then Purchaser shall be entitled, as its sole remedy, either (a) to terminate this Agreement and receive the return of the Earnest Money and reimbursement from Seller for all out-of-pocket expenses actually incurred by Purchaser in connection with its attempted purchase of the Property and this Agreement up to a maximum of One Hundred Thousand Dollars ($100,000), , which return and reimbursement shall operate to terminate this Agreement and release Seller from any and all further liability hereunder, or (b) to enforce specific performance of Seller’s obligations hereunder (provided, however, that, if the remedy of specific performance is not available to Purchaser for any reason, then Purchaser shall have the right to seek actual damages for Seller’s default up to the amount of the Cap). Purchaser shall be deemed to have elected to exercise the remedy provided in clause (a) above if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located on or before sixty (60) days following the date upon which Closing was to have occurred. The foregoing is not intended to limit Seller’s obligations under Section 10.24 hereof.
ARTICLE VII
RISK OF LOSS
7.1        Minor Damage. Subject to the terms hereof, Seller shall bear all risk of loss or damage to the Property by fire, other casualty or condemnation prior to the Closing. If at any time prior to the Closing all or any portion of the Property is damaged as a result of fire or other casualty or taken by condemnation or any proceeding in condemnation or Seller receives written notice of such taking or intended taking, Seller shall promptly give written

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notice thereof to Purchaser. In the event of loss or damage to the Property or any portion thereof which is not “major” (as hereinafter defined), this Agreement shall remain in full force and effect, and, at Purchaser’s election, Seller shall either (a) repair and restore the Property to a condition substantially identical to its former condition at Seller’s expense, or (b) assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards (or proceeds of sale in lieu thereof) relating to the premises in question. In the event that Purchaser elects to have Seller perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs as soon as reasonably practicable, and the date of Closing shall be extended a reasonable time (not to exceed thirty (30) days without the prior written consent of Purchaser) in order to allow for the completion of such repairs. If Purchaser elects to have Seller assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible and coinsurance amounts under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.
7.2        Major Damage. In the event of a “major” loss or damage, Purchaser may terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement within ten (10) business days after Purchaser’s receipt of the architect’s opinion referred to in Section 7.3 hereof, then Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall assign to Purchaser all of Seller’s right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards (or proceeds of sale in lieu thereof) relating to the premises in question. If Purchaser elects to have Seller assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible and coinsurance amounts under Seller’s insurance policy. Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.
7.3        Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2 hereof, “major” loss or damage refers to the following: (i) loss or damage to the Property or any portion thereof (a) such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be, in the reasonable opinion of an architect selected by Seller and reasonably approved by Purchaser, equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000), or (b) which permanently and materially impairs the current use of the Property or permanently and materially impairs access thereto or parking therefor, as determined by Purchaser, in Purchaser’s sole discretion, or (ii) any loss due to a condemnation of any of the Property (y) that causes a diminution in value of the Property equal to or greater than Five Hundred Thousand and No/100 Dollars ($500,000), or (z) which permanently and materially impairs the current use of the Property or permanently and materially impairs access thereto or parking therefor, or (iii) any such loss that could reasonably be expected to occur due to any threatened condemnation of any of the Property. Seller hereby represents, warrants and covenants that it carries all-risk property damage insurance, flood insurance and earthquake insurance with respect to the Property, all of which coverage amounts are for not less than the full replacement value of the Property, and Seller shall continue to maintain such insurance policies in place through the Closing Date. Seller’s representations, warranties and covenants under this Section 7.3 shall survive the Closing.
ARTICLE VIII
COMMISSIONS
8.1        Brokerage Commissions. In the event the transaction contemplated by this Agreement is consummated, but not otherwise, Seller agrees to pay to CBRE, Inc. - George Fox and Ham Southworth (the “Broker”) at Closing a brokerage commission pursuant to a separate written agreement between Seller and Broker. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder other than the Broker by, through or on account of any acts of said party or its representatives, said party will indemnify and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this Section 8.1 shall survive Closing or earlier termination of this Agreement.

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ARTICLE IX

DISCLAIMERS AND WAIVERS
9.1        No Reliance on Documents. Except as expressly stated herein or in the Seller Closing Documents, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein or in the Seller Closing Documents. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather will rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller nor any affiliate of Seller shall have any liability to Purchaser for any inaccuracy in or omission from any such report. Notwithstanding the foregoing, Seller represents and warrants to Purchaser that, to Seller’s knowledge, Seller has delivered or will deliver to Purchaser true and correct copies of all Property Documents in Seller’s possession or reasonably available to Seller.
9.2        Disclaimers. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE SELLER CLOSING DOCUMENTS, SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEED), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, OR THE TRUTH, ACCURACY OR COMPLETENESS (EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT) OF THE PROPERTY DOCUMENTS OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN THE SELLER CLOSING DOCUMENTS. PURCHASER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, PROPERTY INFORMATION PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN THE SELLER CLOSING DOCUMENTS. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC

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SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE SELLER CLOSING DOCUMENTS. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (EXCLUDING CLAIMS AND CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE DATE OF CLOSING, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF PURCHASER AND SELLER SHALL NOT BE LIABLE TO PURCHASER FOR SUCH CLEAN-UP, REMOVAL OR REMEDIATION, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS UNDER THIS AGREEMENT. AS PART OF THE PROVISIONS OF THIS SECTION 9.2, BUT NOT AS A LIMITATION THEREON, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE MATTERS RELEASED HEREIN ARE NOT LIMITED TO MATTERS WHICH ARE KNOWN OR DISCLOSED, AND PURCHASER HEREBY WAIVES ANY AND ALL RIGHTS AND BENEFITS WHICH IT NOW HAS, OR IN THE FUTURE MAY HAVE CONFERRED UPON IT, WITH RESPECT TO SUCH MATTERS BY VIRTUE OF THE PROVISIONS OF FEDERAL, STATE OR LOCAL LAW, RULES OR REGULATIONS, INCLUDING WITHOUT LIMITATION, SECTION 1542 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
9.3        Notwithstanding anything to the contrary in this Agreement, including without limitation the foregoing provisions of this Article IX, nothing in this Agreement shall be read, construed or interpreted as a release or waiver of (a) any breach by Seller of this Agreement, including, without limitation, Seller’s representations and warranties in this Agreement; (b) any liability of Seller sounding in tort, including, without limitation, any fraud in connection with this Agreement or the Property; (c) Seller’s surviving obligations and liabilities under this Agreement; (d) any obligations, losses, costs, claims, liabilities or damages arising in connection with any properties (other than the Property) at any time owned, leased or occupied by Seller or its affiliates (including, without limitation, the Adjacent Seller Property); and (e) any liability of Seller with respect to claims asserted by third parties as a result of the acts or omissions of Seller or Seller’s property manager or their respective agents, contractors or representatives.

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9.1        Effect and Survival of Disclaimers. Seller and Purchaser agree that the provisions of this Article IX shall survive Closing.
ARTICLE X

MISCELLANEOUS
10.1        Confidentiality. Purchaser and its representatives shall hold in strictest confidence all data and information obtained from Seller regarding the Property or obtained through physical access to the Property granted by Seller, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others prior to Closing; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to Title Company and Purchaser’s actual and potential lenders and insurers and to the employees, consultants, contractors, accountants and attorneys of Purchaser, Title Company and Purchaser’s actual and potential lenders and insurers (collectively, the “Disclosure Parties”) provided that such persons agree to treat such data and information confidentially. In the event this Agreement is terminated, and to the extent Purchaser has received hard copies of any confidential materials from Seller, Purchaser shall promptly return to Seller any such hard copies of confidential materials. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled, as Seller’s sole remedy, to seek an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. The provisions of this Section 10.1 shall survive Closing. Notwithstanding the foregoing or Section 10.2 hereof, no information obtained by Purchaser or any Disclosure Parties shall be deemed confidential or subject to the terms and conditions of this Agreement if such information (i) was publicly known or made generally available in the public domain prior to the time of disclosure, (ii) becomes publicly known or made generally available after disclosure through no action or inaction of Purchaser or any Disclosure Parties, (iii) is in the possession of Purchaser or any Disclosure Parties without confidentiality restrictions at the time of such disclosure, or (iv) is independently discovered or developed by Purchaser or any Disclosure Parties. In addition, notwithstanding anything in this Agreement to the contrary, Purchaser and any Disclosure Parties may disclose any such information to third parties to the extent required by law or judicial process, and if Purchaser (or its assigns) acquires title to the Property, this Section 10.1 shall automatically become null and void at such time and have no further effect.
10.2        Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement will be made only in the form reasonably approved by Purchaser and Seller and their respective counsel.
10.3        Intentionally Omitted.
10.4        Assignment. Purchaser may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval may be given or withheld in Seller’s sole discretion. Without limitation of the foregoing, no assignment by Purchaser shall relieve Purchaser of any of its obligations or liabilities pursuant to this Agreement. Notwithstanding the foregoing, Purchaser may assign all of its interest in this Agreement on or before the Closing to an entity (a “Purchaser Assignee”) in which Purchaser directly or indirectly, through one or more subsidiaries, is a majority owner and has a controlling ownership interest so long as (i) Purchaser notifies Seller not less than five (5) business days prior to the Closing Date of such assignment (including the name and signature block of the proposed transferee), and (ii) Purchaser and Purchaser Assignee execute and deliver an assignment and assumption agreement in form reasonably satisfactory to Seller, pursuant to which Purchaser Assignee agrees to perform all of the obligations of “Purchaser” hereunder.

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10.5        Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) legible facsimile transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been received either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile transmission, as of the date of the facsimile transmission provided that an original of such facsimile is also sent to the intended addressee by means described in clauses (a), (b) or (c) above. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:

If to Seller:	c/o LBA Realty 3347 Michelson Drive, Suite 200 Irvine, California 92612 Attention: Mr. Steven R. Layton Telecopy: (949) 955-9325

with a copy to:	Seyfarth Shaw LLP 333 South Hope Street, Suite 3900 Los Angeles, California 90071 Attention: Richard C. Mendelson, Esq. Telecopy: (310) 551-8410

If to Purchaser:	Align Technology, Inc. 2560 Orchard Parkway San Jose, California 95131 Attention: Roger E. George Telecopy: (408) 470-1024

with a copy to:	Morrison & Foerster LLP 755 Page Mill Road Palo Alto, California 94304-1018 Attention: Douglas Keith Krohn, Esq. Telecopy: (650) 251-3502
10.6        Binding Effect. This Agreement shall not be binding in any way upon either party unless and until each party shall execute and deliver the same to the other party.
10.7        Modifications. This Agreement cannot be changed orally, and no agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.
10.8        Intentionally Omitted .
10.9        Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until

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the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5 p.m., local time. Time is of the essence of each and every provision of this Agreement.
10.10        Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.
10.11        Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
10.12        Further Assurances. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement (but without expanding the obligations or liability of either party hereunder in any material manner). Without limiting the generality of the foregoing, Purchaser shall, if requested by Seller, execute acknowledgments of receipt with respect to any materials delivered by Seller to Purchaser with respect to the Property. The provisions of this Section 10.12 shall survive Closing.
10.13        Signatures; Counterparts. This Agreement may be executed by electronic or facsimile signature. In addition, to facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.
10.14        Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.
10.15        Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF SUCH STATE. SELLER AND PURCHASER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN A STATE OR FEDERAL COURT SITTING IN THE STATE IN WHICH THE PROPERTY IS LOCATED. PURCHASER AND SELLER AGREE THAT THE PROVISIONS OF THIS SECTION 10.15 SHALL SURVIVE THE CLOSING OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT.
10.16        No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party (including, without limitation, Title Company and Broker), and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing. The provisions of this Section 10.16 shall survive the closing of the transaction contemplated by this Agreement.

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10.17        Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:
(a)    Exhibit A -    Legal Description of the Land
(b)    Exhibit B -    Personal Property
(c)    Exhibit C -    Operating Agreements Schedule
(d)    Exhibit D -    Deed
(e)    Exhibit E -    Bill of Sale
(f)    Exhibit F -    Intentionally Omitted

(g)	Exhibit G - Assignment and Assumption of Operating Agreements, Warranties and Intangibles
(h)    Exhibit H -    Certificate of Non-Foreign Status
10.18        Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
10.19        Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
10.20        Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.
10.21        Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deed: 2.6; 3.1; 4.5; 5.3; 5.6; 7.3, 8.1; 9.4; 10.1; 10.12; 10.15; 10.16; 10.22; 10.23; and 10.24.
10.22        Natural Hazard Disclosure Statement. As used herein, the term “Natural Hazard Area” shall mean those areas identified as natural hazards in the Natural Hazard Disclosure Act, California Government Code Sections 8589.3, 8589.4, and 51183.5, and California Public Resources Code Sections 2621.9, 2694, and 4136, and any successor statutes or laws (the “Act”). Within five (5) days of the Effective Date, Seller shall provide Purchaser with a Natural Hazard Disclosure Statement (“Disclosure Statement”). Purchaser acknowledges that Seller has retained the services of an expert (the “Natural Hazard Expert”) within the meaning of the Act and California Civil Code Section 1103.4 to examine the maps and other information made available to the public by government agencies for the purpose of enabling Seller to fulfill its disclosure obligations with respect to the Act and to prepare a written report of the result of its examination (the “Report”). Purchaser acknowledges that, for the purpose of this Agreement, the provisions of California Civil Code Section 1103.4 regarding the non-liability of Seller for errors or omission not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert dealing within the scope of its expertise with respect to the examination and Report. Purchaser acknowledges and agrees that nothing contained in the Disclosure Statement shall release Purchaser from its obligation to fully investigate the condition of the Property, including, without limitation, whether the Property is located in any Natural Hazard Area. Purchaser further acknowledges and agrees that the matters set forth in the Disclosure Statement or Report may change on or prior to the Closing Date and that Seller has no obligation to update, modify, or supplement the Disclosure Statement

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or Report. Purchaser shall be solely responsible for preparing and delivering its own Natural Hazard Disclosure Statement to subsequent prospective buyers of the Property. The provisions of this Section 10.22 shall survive the closing of the transaction contemplated by this Agreement.
10.23    1031 Exchange. Either party hereto may elect to seek to structure its purchase or sale, as applicable, of the Property as a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (“1031 Exchange”), subject to the limitations set forth herein. Each party shall reasonably cooperate with the other, at no material cost to such cooperating party, in connection with the same, including, but not limited to, executing and delivering a consent to an assignment to a qualified exchange intermediary of rights (but not obligations) under this Agreement; provided that (i) the party desiring to effectuate a 1031 Exchange shall notify the other party of the same not later than ten (10) days prior to the Closing, (ii) neither party shall be required to incur any additional liabilities or financial obligations as a consequence of such cooperation, (iii) neither party shall be relieved of its obligations, representations or warranties under this Agreement, (iv) any attempt to structure an acquisition or sale of the Property as a 1031 Exchange shall not be a condition to, and shall not delay or extend, the Closing, and (v) neither party shall be required to acquire title to any property other than the Property. Any risk that such an exchange or conveyance might not qualify as a tax-deferred transaction shall also be borne solely by the party seeking to effectuate the same, and each party acknowledges that the other has not provided, and will not provide, any tax, accounting, legal or other advice regarding the efficacy of any attempt to structure the transaction as a 1031 Exchange. Each party hereby agrees to save, protect, defend, indemnify and hold the other harmless from any and all losses, costs, claims, liabilities, penalties, and expenses, including, without limitation, reasonable attorneys’ fees, fees of accountants and other experts, and costs of any judicial or administrative proceeding or alternative dispute resolution to which the other may be exposed, due to any attempt by the indemnifying party to structure the transaction as a 1031 Exchange. The provisions of this Section 10.23 shall survive the Closing
10.24    Attorneys’ Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not substantially prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. The provisions of this Section 10.24 shall survive Closing.
10.25        Off Market. From and after the Effective Date and until such time as this Agreement is terminated, neither Seller nor its agents, affiliates, brokers or representatives shall sell or lease, offer for sale or lease, negotiate with respect to, or otherwise deal in the sale or lease or proposed sale or lease of the Property or any interest therein.
[Next page is signature page.]

35311418v.9

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.
SELLER:
LBA RIV-COMPANY XXX, LLC,
a Delaware limited liability company

By:	LBA REIT IV, LLC, a Delaware limited liability company,
its sole Member and Manager

By:	LBA Realty Fund IV, L.P., a Delaware limited partnership its Manager

By:	LBA Management Company IV, LLC, a Delaware limited liability company, its General Partner

By:	LBA Realty LLC, a Delaware limited liability company, its Manager

By:	LBA Inc., a California corporation, its Managing Member

By:	/S/ Steven R. Layton
Name:	Steven R. Layton
Title:	Authorized Signatory

PURCHASER:
ALIGN TECHNOLOGY, INC.,
a Delaware corporation

By:	/S/ Roger E. George
Name:	Roger E. George
Title:	Vice President and General Counsel

35311418v.9

JOINDER BY TITLE COMPANY AS ESCROW HOLDER

Title Company (as defined in Section 1.6 above) hereby acknowledges that it has received the Purchase and Sale Agreement to which this Joinder is attached (the “Purchase Agreement”) and accepts the obligations of and instructions for Title Company as the escrow holder set forth in said Purchase Agreement. Title Company agrees to disburse and/or handle the Earnest Money, the Purchase Price and all closing documents in accordance with the express terms and provisions of the Purchase Agreement.

Dated: December 20, 2016 FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/S/ K Demaree
Name:	K. Demaree
Title:	Escrow Officer

A-1
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Exhibit A

LEGAL DESCRIPTION OF THE LAND

The land situated in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

ALL OF PARCEL 3, AS SHOWN UPON THAT CERTAIN MAP ENTITLED, "PARCEL MAP BEING A RESUBDIVISION OF PARCEL 1 AND PARCEL 2 AS SHOWN UPON THE PARCEL MAP RECORDED IN BOOK 445 OF MAPS AT PAGES 39 THROUGH 41 AND PARCEL A AS SHOWN UPON THE PARCEL MAP RECORDED IN BOOK 458 OF MAPS, AT PAGES 42 AND 43, SANTA CLARA COUNTY RECORDS", WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, ON NOVEMBER 14, 1980 IN BOOK 475 OF MAPS, AT PAGES 17 AND 18.

EXCEPTING THEREFROM THAT PORTION THEREOF DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE COMMON DIVIDING LINE BETWEEN THOSE CERTAIN 7.543 ACRE AND 6.212 ACRE PARCELS OF LAND DESIGNATED AS PARCEL 2 AND PARCEL 3 ON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 475 OF MAPS AT PAGES 17 AND 18 SANTA CLARA COUNTY RECORDS, DISTANT THEREON NORTH 29° 44' 00". WEST 370.79 FEET FROM THE SOUTHERLY COMMON CORNER OF SAID PARCELS 2 AND 3; THENCE LEAVING SAID POINT OF BEGINNING AND SAID COMMON DIVIDING LINE FROM A TANGENT BEARING NORTH 47° 27' 56" WEST ALONG A CURVE TO THE RIGHT WITH A RADIUS OF 200.00 FEET THROUGH A CENTRAL ANGLE OF 17° 43' 56" FOR AN ARC LENGTH OF 61.90 FEET TO A POINT ON A LINE PARALLEL WITH AND DISTANT 9.50 FEET SOUTHWESTERLY MEASURED AT RIGHT ANGLES FROM SAID COMMON DIVIDING LINE; THENCE ALONG SAID PARALLEL LINE NORTH 29° 44' 00" WEST 213.96 FEET; THENCE LEAVING SAID PARALLEL LINE AT RIGHT ANGLES NORTH 60° 16' 00" EAST 9.50 FEET TO A POINT ON SAID COMMON DIVIDING LINE; THENCE ALONG SAID DIVIDING LINE SOUTH 29° 44' 00" EAST 274.87 FEET TO THE POINT OF BEGINNING.

ALSO EXCEPTING THEREFROM THAT PORTION THEREOF DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN THE DEED FROM RICHARD T. PEERY, ET AL TO RICHARD T. PEERY ET AL RECORDED IN BOOK I373 OF OFFICIAL RECORDS AT PAGE 307 SANTA CLARA COUNTY RECORDS; THENCE LEAVINGS SAID POINT OF BEGINNING ALONG THE GENERAL NORTHEASTERLY LINE OF SAID PARCEL NORTH 30° 04' 00" WEST 288.42 FEET AND ALONG A TANGENT CURVE TO THE LEFT WITH A RADIUS OF 150.00 FEET THROUGH A CENTRAL ANGLE OF 18° 46' 37" FOR AN ARC LENGTH OF 49.16 FEET TO THE TRUE POINT OF BEGINNING OF THE PARCEL HERE IN BEING DESCRIBED; THENCE LEAVING SAID TRUE POINT OF BEGINNING AND SAID NORTHEASTERLY LINE SOUTH 41° 09' 23" WEST 31.50 FEET; THENCE FROM A TANGENT BEARING OF NORTH 48° 50' 37" WEST ALONG A CURVE TO THE LEFT WITH A RADIUS OF 118.50 FEET THROUGH A CENTRAL ANGLE OF 1° 19' 18" FOR AN ARC LENGTH OF 2.73 FEET; THENCE NORTH 50° 09' 55" WEST 23.44 FEET; THENCE ALONG A TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 231.50 FEET THROUGH A CENTRAL ANGLE OF 20° 25' 55" FOR AN ARC LENGTH OF 82.55 FEET; THENCE NORTH 29° 44' 00" WEST 233.45 FEET TO A POINT ON THE GENERAL NORTHWESTERLY LINE OF THAT CERTAIN PARCEL OF LAND DESIGNATED AS PARCEL 3 ON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 475 OF MAPS AT PAGES 17 AND 18 SANTA CLARA COUNTY RECORDS; THENCE ALONG SAID GENERAL NORTHWESTERLY LINE NORTH 60° 16' 00" EAST 41.00 FEET TO THE MOST NORTHERLY CORNER OF SAID PARCEL 3; THENCE ALONG THE GENERAL NORTHEASTERLY LINE OF SAID PARCEL 3 SOUTH 29° 44' 00" EAST 19.49 FEET TO THE MOST NORTHERLY CORNER OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN THE DEED FROM RICHARD T. PEERY, ET AL TO RICHARD

35311418v.9

T. PEERY, ET AL RECORDED IN BOOK I373 OF OFFICIAL RECORDS AT PAGE 305 SANTA CLARA COUNTY RECORDS; THENCE LEAVING SAID GENERAL NORTHEASTERLY LINE ALONG THE GENERAL NORTHWESTERLY AND SOUTHWESTERLY LINES OF THE LAST DESCRIBED PARCEL OF LAND AND ALONG THE GENERAL NORTHEASTERLY LINE OF THE HEREINABOVE DESCRIBED PARCEL OF LAND CONVEYED TO PEERY RECORDED IN BOOK I373 OF OFFICIAL RECORDS AT PAGE 307 ALONG THE FOLLOWING COURSE AND DISTANCES: SOUTH 60° 16' 00" WEST 9.50 FEET; SOUTH 29° 44' 00" EAST 213.96 FEET; ALONG A TANGENT CURVE TO THE LEFT WITH A RADIUS OF 200.00 FEET THROUGH A CENTRAL ANGLE OF 20° 25' 55" FOR AN ARC LENGTH OF 71.32 FEET; SOUTH 50° 09' 55" EAST 23.44 FEET; ALONG A TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 150.00 FEET THROUGH A CENTRAL ANGLE OF 1° 19' 18" FOR AN ARC LENGTH OF 3.46 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL TWO:

BEGINNING AT THE SOUTHERLY COMMON CORNER OF THOSE CERTAIN 7.543 ACRE AND 6.212 ACRE PARCELS OF LAND DESIGNATED AS PARCEL 2 AND PARCEL 3 ON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 475 OF MAPS AT PAGES 17 AND 18 SANTA CLARA COUNTY RECORDS; THENCE LEAVING SAID POINT OF BEGINNING ALONG THE COMMON DIVIDING LINE BETWEEN SAID PARCELS NORTH 29° 44' 00" WEST 370.79 FEET; THENCE LEAVING SAID DIVIDING LINE FROM A TANGENT BEARING OF SOUTH 47° 27' 56" EAST ALONG A CURVE TO THE LEFT WITH A RADIUS OF 200.00 FEET THROUGH A CENTRAL ANGLE OF 2° 41' 59" FOR AN ARC LENGTH OF 9.43 FEET; THENCE SOUTH 50° 09' 55" EAST 23.44 FEET; THENCE ALONG A TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 150.00 FEET THROUGH A CENTRAL ANGLE OF 20° 05' 44" FOR AN ARC LENGTH OF 52.62 FEET; THENCE SOUTH 30° 04' 00" EAST 288.42 FEET TO A POINT ON THE SOUTHERLY LINE OF SAID PARCEL 2; THENCE SAID SOUTHERLY LINE SOUTH 60° 14' 00" WEST 22.37 FEET TO THE POINT OF BEGINNING.

PARCEL THREE:

THAT CERTAIN PARCEL OF LAND DESIGNATED AS PARCEL "B" IN THE LOT LINE ADJUSTMENT RECORDED JUNE 7, 1985 AS INSTRUMENT NO. 8432329 IN BOOK J367, PAGE 1104 OF OFFICIAL RECORDS AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN THE DEED FROM RICHARD T. PEERY ET AL TO RICHARD T. PEERY, ET AL RECORDED IN BOOK I373 OF OFFICIAL RECORDS AT PAGE 307, SANTA CLARA COUNTY RECORDS; THENCE LEAVING SAID POINT OF BEGINNING ALONG THE GENERAL NORTHEASTERLY LINE OF SAID PARCEL NORTH 30° 04' 00" WEST 288.42 FEET AND ALONG A TANGENT CURVE TO THE LEFT WITH A RADIUS OF 150.00 FEET THROUGH A CENTRAL ANGLE OF 18° 46' 37" FOR AN ARC LENGTH OF 49.16 FEET TO THE TRUE POINT OF BEGINNING OF THE PARCEL HEREIN BEING DESCRIBED; THENCE LEAVING SAID TRUE POINT OF BEGINNING AND SAID NORTHEASTERLY LINE SOUTH 41° 09' 23" WEST 31.50 FEET; THENCE FROM A TANGENT BEARING OF NORTH 48° 50' 37" WEST ALONG A CURVE TO THE LEFT WITH A RADIUS OF 118.50 FEET THROUGH A CENTRAL ANGLE OF 1° 19' 18" FOR AN ARC LENGTH OF 2.73 FEET; THENCE NORTH 50° 09' 55" WEST 23.44 FEET; THENCE ALONG A TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 231.50 FEET THROUGH A CENTRAL ANGLE OF 20° 25' 55" FOR AN ARC LENGTH OF 82.55 FEET; THENCE NORTH 29° 44' 00" WEST 233.45 FEET TO A POINT ON THE GENERAL NORTHWESTERLY LINE OF THAT CERTAIN PARCEL OF LAND DESIGNATED AS PARCEL 3 ON THAT CERTAIN PARCEL MAP RECORDED IN BOOK 475 OF MAPS AT PAGES 17 AND 18, SANTA CLARA COUNTY RECORDS; THENCE ALONG SAID GENERAL NORTHWESTERLY LINE NORTH 60° 16' 00" EAST 41.00 FEET TO THE MOST NORTHERLY CORNER OF SAID PARCEL 3; THENCE ALONG THE GENERAL NORTHEASTERLY LINE OF SAID PARCEL 3 SOUTH 29° 44' 00" EAST 19.49 FEET TO THE MOST NORTHERLY CORNER OF THAT CERTAIN PARCEL OF LAND DESCRIBED IN THE DEED FROM RICHARD T. PEERY, ET AL TO RICHARD T. PEERY, ET AL RECORDED IN BOOK I373 OF OFFICIAL RECORDS AT PAGE 305, SANTA CLARA COUNTY RECORDS; THENCE LEAVING SAID GENERAL NORTHEASTERLY LINE ALONG THE GENERAL NORTHWESTERLY AND SOUTHWESTERLY LINES OF THE LAST DESCRIBED PARCEL OF LAND AND ALONG THE GENERAL NORTHEASTERLY LINE OF THE HEREINABOVE DESCRIBED PARCEL OF LAND

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CONVEYED TO PEERY RECORDED IN BOOK I373 OF OFFICIAL RECORDS AT PAGE 307 ALONG THE FOLLOWING COURSES AND DISTANCES: SOUTH 60° 16' 00" WEST 9.50 FEET; SOUTH 29° 44' 00" EAST 213.96 FEET; ALONG A TANGENT CURVE TO THE LEFT WITH A RADIUS OF 200.00 FEET THROUGH A CENTRAL ANGLE OF 20° 25' 55" FOR AN ARC LENGTH OF 71.32 FEET; SOUTH 50° 09' 55" EAST 23.44 FEET; ALONG A TANGENT CURVE TO THE RIGHT WITH A RADIUS OF 150.00 FEET THROUGH A CENTRAL ANGLE OF 1° 19' 18" FOR AN ARC LENGTH OF 3.46 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL FOUR:

AN EASEMENT 24.00 FEET IN WIDTH FOR THE PURPOSE OF INGRESS AND EGRESS, THE NORTHEASTERLY LINE OF SAID EASEMENT BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE MOST EASTERLY CORNER OF PARCEL "B" AS SHOWN UPON THAT CERTAIN MAP ENTITLED, "PARCEL MAP", RECORDED FEBRUARY 7, 1980 IN BOOK 458 OF MAPS, AT PAGES 42 AND 43; THENCE FROM SAID POINT OF BEGINNING ALONG THE NORTHEASTERLY LINE OF SAID PARCEL "B" NORTH 29° 44’ 00" WEST 105.19 FEET AND THE TERMINUS OF SAID EASEMENT.

APN: 101-29-010

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Exhibit B

PERSONAL PROPERTY

QUANTITY	DESCRIPTION

10	Titanium Chipman bar height chairs
5	Adirondack charcoal chairs
2	Cornhole
6	Reclaimed wood dining table
12	Reclaimed wood bench
1	Reclaimed wood bar height table
10	Reclaimed wood stool
8	Gray dining table
2	Waste Containers
16	Red commercial grade chairs
16	Gray commercial grade chairs
1	Dishwasher-Asko. Stainless Steel
1	Microwave-GE Profile. Stainless Steel.

B-1
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Exhibit C
OPERATING AGREEMENTS SCHEDULE

2820 Orchard Parkway, San Jose, CA

VENDOR	SERVICE TYPE
Bay Alarm	Security Alarm
Otis Elevator Company*	Elevator Services
Wil-Cal Lighting Management Co., Inc.*	Exterior Lighting
All Guard*	Fire Life Safety Monitoring
Dinsmore Landscape Company*	Landscape Maintenance
Universal Site Services*	Lot Sweeping
Genesis Building Services*	Pest Control
All Bay Facilities Services*	Roof Cleaning
Century Window Cleaning Co.*	Exterior Window Cleaning
Arborwell Professional Tree Management*	Tree Maintenance

*Master Contract; Cannot be assumed

75 W. Plumeria Drive, San Jose, CA

VENDOR	SERVICE TYPE
Bay Alarm	Security Alarm
Otis Elevator Company*	Elevator Services
Wil-Cal Lighting Management Co., Inc.*	Exterior Lighting
Bay Alarm	Fire Life Safety Monitoring
Dinsmore Landscape Company*	Landscape Maintenance
Universal Site Services*	Lot Sweeping
Genesis Building Services*	Pest Control
All Bay Facilities Services*	Roof Cleaning
Century Window Cleaning Co.*	Exterior Window Cleaning

*Master Contract; Cannot be assumed

C-1
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Exhibit D

DEED
(See attached)

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RECORDING REQUESTED BY
_______________________________
WHEN RECORDED MAIL TO:
_______________________________
_______________________________
_______________________________
Attention: ______________________
MAIL TAX STATEMENTS TO:
_______________________________
_______________________________
_______________________________

(Above Space for Recorder’s Use Only)
GRANT DEED

Documentary Transfer Tax $_____________________    _____________________________
(signature of declarant or agent determining tax)
☒    Computed on full value of property conveyed, or
    ☐    Computed on full value less liens and encumbrances remaining at time of sale.
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, ________________________, a ____________________, hereby grants to ____________________, ____________________, that certain real property in the City of __________, County of ______________, State of California described in Exhibit A attached hereto and incorporated herein, together with all buildings and improvements located thereon and any and all improvements, easements, privileges and rights appurtenant thereto, including all rights, permits, approvals, licenses, entitlements, tenements, hereditaments, easements, interests, minerals and mineral rights, water and water rights, utility capacity and appurtenances in any way belonging or appertaining to such land, and all right, title and interest of Grantor in and to adjacent streets, alleys, rights-of-way, curbs, curb cuts, sidewalks, landscaping, signage, sewers and public ways.
THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO the matters described on Exhibit B hereto.
Dated: , 20__

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MAIL TAX STATEMENTS AS SET FORTH ABOVE

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GRANTOR:	____________________________, a ____________________________
By: ________________________
Name: _____________________
Title: ______________________

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A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

STATE OF CALIFORNIA
COUNTY OF ______________
On ______________________, 20___, before me, ____________________________, a Notary Public, personally appeared ______________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature ________________________________
(Seal)

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EXHIBIT “A”
TO
GRANT DEED

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Exhibit E

BILL OF SALE
For good and valuable consideration, the receipt of which is hereby acknowledged, ______________, a _______________ (“Seller”), does hereby, as of this _________ day of _______________, sell, transfer and convey to __________________________________ (“Purchaser”), without recourse or warranty, any and all personal property (the “Personal Property”) owned by Seller and located at 2820 Orchard Parkway and/or at 75 W. Plumeria Drive, San Jose, California (the “Property”), including specifically, without limitation, appliances, furniture, carpeting, draperies and curtains, tools and supplies, and other items of personal property (excluding cash) used in connection with the Property, including, without limitation, the items described on Exhibit A attached hereto and made a part hereof.
Purchaser acknowledges that the sale of the Personal Property is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Purchaser has not relied and will not rely on, and Seller is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the personal property or relating thereto (including specifically, without limitation, information packages distributed with respect to the Property) made or furnished by Seller, the property manager, or any agent or real estate broker representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing.
This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

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E-1
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IN WITNESS WHEREOF, the undersigned have executed this Bill of Sale as of the date first written above.
SELLER:

By:
Name:
Title:
PURCHASER:

By:
Name:
Title:

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Exhibit F

INTENTIONALLY OMITTED

F-1
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Exhibit G

ASSIGNMENT AND ASSUMPTION OF
OPERATING AGREEMENTS, WARRANTIES AND INTANGIBLES
THIS ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS, WARRANTIES AND INTANGIBLES (this “Assignment”) is made and entered into as of this ____ day of ___________, ____, by ________________,a__________________ (“Assignor”), and                      (“Assignee”).
FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, effective as of the Effective Date (as defined below), and in connection with the sale of that certain improved real property described in Exhibit A attached hereto (the “Property”) pursuant to that certain Purchase and Sale Agreement dated as of ____________________, ____ between Assignor and _________________________ (the “Purchase Agreement”), Assignor hereby assigns and transfers unto Assignee all of Assignor’s right, title, claim and interest in, to and under:
(A)    all warranties and guaranties (express or implied) (including, without limitation, all contractor, builder, subcontractor and vendor/supplier warranties and guarantees), in connection with the Improvements and the Personal Property (as defined in the Purchase Agreement), and all indemnities and bonds relating to any portion of the Property or such Improvements or Personal Property, including, without limitation, all warranties, guaranties, indemnities and bonds with respect to any improvement, building, building component, structure, fixture, machinery, equipment, or material situated on, or contained in any building or other improvement situated on, or comprising a part of any building or other improvement situated on, any part of the Property, including, without limitation, those warranties and guaranties listed in Exhibit B attached hereto (collectively, “Warranties”);
(B)    all of the contracts and agreements listed in Exhibit C attached hereto (the “Service Contracts”); and
(C)    all other Intangibles (as defined in the Purchase Agreement), including, without limitation, (i) all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements now or hereafter issued, approved or granted by any governmental authority in connection with the Property and/or such Improvements, together with all renewals and modifications thereof; (ii) rights to all plans, specifications, engineering studies, reports, drawings, and prints relating to the construction, reconstruction, modification, development, installation and alteration of such Improvements; and (iii) all other rights and privileges associated with the Property and such Improvements and Personal Property.
ASSIGNOR AND ASSIGNEE FURTHER HEREBY AGREE AND COVENANT AS FOLLOWS:
1.Effective as of the Effective Date (as defined below), Assignee hereby accepts the assignment from Assignor of all of Assignor’s right, title and interest in and to the Service Contracts, Warranties and Intangibles.
2.Effective as of the Effective Date, Assignee hereby assumes all of the owner’s obligations that first accrue under the Service Contracts, Warranties and Intangibles after the Effective Date and agrees to indemnify Assignor against and hold Assignor harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, resulting from Assignee’s failure to perform any such obligations subsequent to the Effective Date.

35311418v.9

3.Assignor agrees to indemnify Assignee against and hold Assignee harmless from any and all cost, liability, loss, damage or expense, including, without limitation, reasonable attorneys’ fees, accruing with respect to the Service Contracts, Warranties and Intangibles on or before the Effective Date.
4.In the event of any litigation between Assignor and Assignee arising out of this Assignment, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including, without limitation, reasonable attorneys’ fees.
5.This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.
6.This Assignment shall be governed by and construed in accordance with the laws of the State of California.
7.This Assignment is delivered pursuant to the Purchase Agreement.
8.Assignee acknowledges and agrees that, except as provided in the Purchase Agreement and this Assignment, the conveyance of the Service Contracts, Warranties and Intangibles is specifically made “as-is” and “where-is,” without any representations or warranties express or implied, including, without limitation, implied warranties of fitness for any particular purpose or merchantability or any other warranties whatsoever. Except as provided in the Purchase Agreement and this Assignment, Assignee has not relied and will not rely on, and Assignor is not liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the Service Contacts, Warranties or Intangibles or relating thereto (including specifically, without limitation, information packages distributed with respect to the property) made or furnished by Assignor, the property manager, or any agent or real estate broker representing or purporting to represent Assignor, to whomever made or given, directly or indirectly, orally or in writing.
9.For purposes of this Assignment, the “Effective Date” shall be the date of the Closing (as defined in the Purchase Agreement).
10.This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same document.
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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.
ASSIGNOR:

By:
Name:
Title:
ASSIGNEE:

By:
Name:
Title:

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EXHIBIT A
Legal Description of Property
(See Attached)

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EXHIBIT B
Warranties & Guaranties
(See Attached)

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EXHIBIT C
Service Contracts
(See Attached)

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Exhibit H
CERTIFICATE OF NON‑FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (buyer) that withholding of tax is not required upon the disposition of a U.S. real property interest by ___________________, a ___________________ (“Seller”), the undersigned hereby certifies, as of this ____ day of ____________, 2017, the following on behalf of Seller:

1.    Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.    Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3.    Seller’s U. S. employer identification number is _______________; and

4.    Seller’s office address is:

c/o LBA Realty LLC
3347 Michelson Drive, Suite 200
Irvine, California 92612

Seller understands that this certification may be disclosed to the Internal Revenue Service by the transferee (buyer) and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he further declares that he has the authority to sign this document on behalf of Seller.

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H-1
35311418v.9

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first written above.

SELLER:	_______________________________, a ______________________________

By:
Name:
Title:

H-2
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